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EXHIBIT 21.1    SUBSIDIARIES OF THE REGISTRANT

                                                                             % of Voting
                                                    Jurisdiction of         Securities
                                                    Incorporation           Held at
Name of Corporation                                 Organization            December 31, 2000

Consolidated Subsidiaries
     Ti-Pro, LLC                                     Nevada                      90%
     TIMET Capital Trust I                           Delaware                   100%
     TIMET Colorado Corporation                      Colorado                   100%
     TIMET Millbury Corporation                      Oregon                     100%
         TIMET Castings Corporation                  Delaware                   100%
     TIMET Finance Management Company                Delaware                   100%
     TIMET UK Limited                                United Kingdom             100%
         TIMET UK (EXPORT) Limited                   United Kingdom             100%
         TIMET Europe Limited                        United Kingdom             100%
         Titanium MC Limited (dormant)               United Kingdom             100%
         TIMET Savoie, SA                            France                      70%
         TIMET Germany Holding GmbH                  Germany                    100%
              TIMET Germany GmbH                     Germany                    100%
              LASAB Laser Applikations-Und
                           Bearbeitungs, GmbH        Germany                    100%
     Titanium Hearth Technologies, Inc.              Delaware                   100%
     TMCA International Inc.                         Delaware                   100%
         Loterios SpA                                Italy                      100%
     TIMET Real Estate Corporation                   Colorado                   100%

Unconsolidated affiliates
     MZI, LLC                                        Oregon                      33%
     TiComp, Inc.                                    Delaware                    40%
     Titanium X Corp                                 California                  28%
        (FKA Titanium Memory Systems, Inc.)
     ValTimet SAS                                    France                      46%
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